Exhibit 10.13

                         EXECUTIVE EMPLOYMENT AGREEMENT



         THIS AGREEMENT is made and entered into effective as of August 11, 2003, by and between HEALTH SCIENCES GROUP, INC. (hereinafter called the "Corporation"), a Colorado corporation, and JACOB ENGEL, an individual (hereinafter called the "Executive");

                                WITNESSETH THAT:

         WHEREAS the Corporation desires to employ the Executive as General Manager of Corporate Operations and Executive desires to accept such employment offered by the Corporation;

         NOW, THEREFORE, the Corporation and the Executive, each intending to be legally bound, hereby mutually covenant and agree as follows:

         1.       EMPLOYMENT AND TERM.

                  (a) Employment. The Corporation hereby offers to employ the Executive as the General Manager of Corporate Operations ("GM") and the Executive hereby accepts such employment, for the term set forth in Paragraph 1(b) and under the terms and conditions set forth herein.

                  (b) Term. The term of the Executive's employment under this Agreement shall commence the date set forth above and end December 31, 2005 (the "Term") and shall be automatically renewed for successive one year periods unless either party shall have given the other at least 90 days' advance written notice of termination prior to the end of the Term or any renewal thereof.

         2. DUTIES. (a) Subject to Subsection 2(c), during the period of employment as provided in Paragraph 1(b) hereof, the Executive shall serve as the GM and as a member of the Board of Directors. Executive shall have authority for supervision and implementation of operating policies of QBI and the Other Subsidiaries (as defined herein). The Executive shall have all powers and duties consistent with such position and as set forth in the Bylaws of the Corporation (which shall be amended to provide for such a position) and shall report to the Board of Directors. Executive's duties shall include the preparation of, and supervision of the implementation of, an operational plan for the Corporation's QUALITY BOTANICAL INGREDIENTS, INC. subsidiary ("QBI") for the quarterly periods through December 2005, (the "QBI" Plan") and operational plans for the Corporation's other subsidiaries, XCEL Healthcare, Inc. and BioSelect Innovations, Inc. ("Other Subsidiaries") for the same period. In addition, Executive shall develop a plan for suitable acquisitions by the Corporation (the "Acquisition Plan") and take appropriate steps to identify and pursue appropriate acquisition targets. All such plans shall be subject to Board approval. The Executive shall devote his best reasonable efforts to fulfill faithfully, responsibly and to the best of his ability his duties hereunder.


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

                  (b) Corporation shall establish a separate restricted account, which shall be funded by the proceeds raised pursuant to the Private Placement Memorandum of even date, as described therein. Disbursements of any and all funds from said restricted account shall require the signature of Executive.

                  (c) The Executive shall be based at his office in Monsey, New York, and shall be subject to reasonable travel and commutation requirements in order to satisfy his duties as GM.

                  (d) Notwithstanding the commencement date of this Agreement, Executive shall not assume the title of GM or be required to perform any duties of an executive of the Corporation until the Corporation has obtained Director and Officer Liability Insurance reasonably satisfactory to the Executive. Prior to the implementation of such insurance, the Executive's responsibilities shall be limited to consulting with the Chief Executive Officer and the President of the Corporation with respect to the Corporation's operations and to performing such other tasks of a non-executive nature as he and they shall agree upon.

         3.       SALARY.

                  (a) Base Salary. For services performed by the Executive for the Corporation pursuant to this Agreement during the period of employment as provided in Paragraph 1(b) hereof, the Corporation shall pay the Executive a base salary at the rate of at least $150,000 per year ("Base Salary"), payable in substantially equal installments in accordance with the Corporation's regular payroll practices. Any compensation which may be paid to the Executive under any additional compensation or incentive plan of the Corporation or which may be otherwise authorized from time to time by the Board shall be in addition to the Base Salary.

                  (b) Salary Increases. During the period of employment as provided in Paragraph 1(b) hereof, the Base Salary of the Executive shall be reviewed at each anniversary date of this Agreement by the Board to determine whether or not the same should be increased in light of the duties and responsibilities of the Executive and the performance thereof, and, if it is determined that an increase is merited, such increase shall be promptly put into effect and the Base Salary of the Executive as so increased shall constitute the Base Salary of the Executive for purpose of Paragraph 4(a). The Corporation shall, pursuant to its bylaws as now in effect, defend, indemnify and hold harmless Executive, from and against all liabilities, costs, and expenses, including attorneys fees, to the extent permitted by law and as provided in a separate Indemnity Agreement between the Corporation and Executive which is annexed hereto as Schedule 3(b) and is executed simultaneously herewith. The Corporation represents that it will obtain Directors and Officers Liability Insurance to cover Executive in the good faith discharge of his duties and will maintain that insurance in full force and effect during the term of Executive's employment.


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

         4. BONUS. For 2003, the Executive shall receive a bonus equal to the greater of 2% of QBI earnings before taxes and before deducting any corporate overhead charges or any portion of Executive's Base Salary for the quarter ended December 31, 2003, or such sum as determined by the Board. For each subsequent calendar year or portion thereof during the term of employment as provided in Paragraph 1(b), the Executive shall receive a cash bonus of 2% of QBI's earnings before taxes computed as aforesaid for such period unless otherwise agreed to by the Corporation and the Executive.

         5. OTHER BENEFITS. In addition to the Base Salary and the bonuses which may be paid to the Executive pursuant to Paragraph 4, the Executive shall also be entitled to the following:

                  (a) Participation in Benefit Plans. The Executive shall be entitled to participate in all retirement, health, welfare, fringe benefit and executive perquisite plans, programs and arrangements of the Corporation or QBI to the extent the Corporation makes such benefits available to any executives of the Corporation. Accordingly, Executive shall be entitled to participate under the terms of such plans, programs and arrangements including a 401(k) plan and a PPO medical plan, an automobile reimbursement plan for up to $350 per month (covering cost of lease, insurance, license, gas and maintenance) dental and vision plan, and disability insurance, which benefits are summarized on Schedule 5(a) attached hereto.

                  (b) Expense Reimbursement. The Corporation shall reimburse the Executive for all reasonable business expenses and disbursements incurred by him in the course of the performance of his duties under this Agreement upon presentation by Executive of valid receipts and invoices therefore utilizing procedures as established by the Corporation from time to time.

                  (c) Vacation and Holidays. The Executive shall be entitled to four (4) weeks of vacation (subject to the Corporation's policies in effect from time to time) during each year of this Agreement, or such greater period as the Board shall approve, to paid holidays given by the Corporation to its executives generally, and the Jewish Sabbath and Jewish Holidays without reduction in salary or other benefits subject to reasonable limits on accrual as the Board may determine.

                  (d) Stock Option Plans. Concurrently herewith Executive is being granted Stock Purchase Options pursuant to the Corporation's 2003 Stock Option, Deferred Stock and Restricted Stock Plan ("2003 Stock Plan") and the Stock Option Agreement, copies of which are annexed hereto as Schedule 5(d).

         6. TERMINATION. Unless earlier terminated in accordance with the provisions of this Paragraph 6, the Corporation shall continue to employ the Executive and the Executive shall remain employed by the Corporation during the entire term of this Agreement as set forth in Paragraph 1(b). Paragraph 7 hereof sets forth certain obligations of the Corporation in the event that the Executive's employment hereunder is terminated. Certain capitalized terms used in this Paragraph 6 and in Paragraph 7 hereof are defined in Paragraph 6(d) below.

                  (a) Death or Disability. Except as otherwise provided in Paragraph 7(b) with respect to certain post-Date of Termination payment obligations of the Corporation, this Agreement shall terminate immediately as of the Date of Termination (with the exception of Section 8, 10 and 11) in the event of the Executive's death or in the event that the Executive becomes mentally disabled. The Executive will be deemed to be mentally disabled upon the earlier of (i) the end of a six (6) consecutive month period (or 6 months within a one year period) during which, by reason of mental injury or disease, the Executive has been unable to perform substantially the Executive's usual and customary duties under this Agreement or (ii) the date that a reputable physician selected jointly by the Board and the Executive (or if the Executive is clearly unqualified to make such selection, the person then authorized to make health care decisions for the Executive) determines in writing that the Executive will, by reason of mental injury or disease, be unable to perform substantially all of the Executive's usual and customary duties under this Agreement for a period of at least six (6) consecutive months (or 6 months within a one year period). If any questions arise as to whether the Executive is mentally disabled, upon reasonable request therefor by the Board, the Executive shall submit to a medical examination for the purpose of determining the existence, nature and extent of any such mental disability. In accordance with Paragraph 13, the Board shall promptly give the Executive written notice of any such determination of the Executive's mental disability and of the decision of the Board to terminate the Executive's employment by reason thereof.

                  (b) Discharge For Cause or Resignation For Good Reason. In accordance with the procedures hereinafter set forth, the Board may discharge the Executive from his employment hereunder for Cause and the Executive may resign from his employment hereunder for Good Reason. Except to the extent otherwise provided in Paragraph 7(a) (in the case of a discharge for Cause) or

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

Paragraph 7(c) (in the case of discharge without cause or a resignation for Good Reason) with respect to certain post-Date of Termination obligations of the Corporation, this Agreement shall terminate immediately as of the Date of Termination (with the exception of Sections 8, 10 and 11) in the event the Executive is discharged for Cause or resigns for Good Reason. Any discharge of the Executive by the Board for Cause or resignation by the Executive for Good Reason shall be communicated by a Notice of Termination to the Executive (in the case of discharge) or to the Board (in the case of resignation) given in accordance with Paragraph 13 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and
(iii) specifies the termination date (which date shall be the date of giving of such notice when Executive is terminated for Cause). In the case of a discharge of the Executive for Cause, the Notice of Termination shall include a copy of a resolution duly adopted by the Board at a meeting of the Board called and held for such purpose, finding that, in the opinion of the Board, the Executive was guilty of conduct constituting Cause. No purported termination of the Executive's employment for Cause shall be effective without a Notice of Termination.

                  (c)  Definitions.   For  purposes  of  this  Paragraph  6  and
Paragraph 7 hereof, the following capitalized terms shall have the meanings set forth below:

                          (i) "EARNED OBLIGATIONS" shall mean, as of the Date of
Termination,  the sum of (A) the  Executive's  Base  Salary  under  Paragraph  3 through the Date of Termination to the extent not theretofore paid, (B) the amount of any bonus, incentive compensation, deferred compensation and other cash compensation accrued by the Executive as of the Date of Termination to the extent not theretofore paid, (C) any vacation pay, expense reimbursements and other cash entitlements accrued by the Executive as of the Date of Termination to the extent not theretofore paid and (D) Stock Options which have vested as of the Date of Termination. For the purpose of this Paragraph 6(c)(i), wherever possible amounts shall be deemed earned proportionately over the period during which they are earned, except in the case of Stock Options, which shall be deemed Earned Obligations only to the extent that they have vested as of the Date of Termination.

                          (ii) "CAUSE" shall mean (i) a material act of
dishonesty in connection with the Executive's  responsibilities  as an employee,
(ii) the Executive's conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude or a crime which reflects materially adversely on the Corporation or its reputation, (iii) the Executive's gross misconduct or

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

willful failure to carry out his duties, which misconduct or willful failure has a material adverse effect on the Corporation, (iv) the material breach by Executive of his obligations to the Corporation having a material adverse effect on the Corporation. The Corporation acknowledges that failure to achieve financial targets or milestones shall not constitute Cause.

                          (iii) "DATE OF TERMINATION" shall mean (A) in the
event of a discharge of the Executive by the Board for Cause or a resignation by the Executive for Good Reason, the date the Executive (in the case of discharge) or the Board (in the case of resignation) receives a Notice of Termination, as the case may be, (B) in the event of the Executive's death, the last day of the month following the month in which Executive's death occurs, and (C) in the event of termination of the Executive's employment by reason of mental disability pursuant to Paragraph 6(a), the date the Executive receives written notice of such termination (or, if later, six (6) months from the date the Executive's disability began).

                           (iv)"GOOD REASON" shall mean any of the following:
(A) without Executive's consent, or in the absence of Cause, (i) a material reduction in job duties and responsibilities inconsistent with Executive's position with the Corporation in effect immediately prior to such reduction,
(ii) any reduction of Executive's Base Salary below $150,000, or (iii) without the Executive's prior approval, the relocation of QBI to a facility or location more than 75 miles from the QBI's current location in New Jersey; or (B) any material failure by the Corporation (after a 30 day cure period after written notice to the Corporation from Executive specifically describing the material failure) to comply with any of the provisions of this Agreement, other than any isolated, insubstantial and inadvertent failure not occurring in bad faith and which is promptly remedied by the Corporation.

                            (v)"WITHOUT GOOD REASON" shall mean a termination by
Executive at any time during the Term of any renewal thereof for any reason other than as set forth in Section 6(c)(iv).

         7.       OBLIGATIONS OF THE CORPORATION UPON TERMINATION.

                  (a) Discharge For Cause or Resignation Without Good Reason. In the event of a discharge of the Executive for Cause pursuant to Paragraph 6(b) or resignation by the Executive Without Good Reason as defined in Paragraph 6(c)(v):

                          (i) the Corporation shall pay to the Executive all
Earned Obligations in a lump sum in cash within ninety (90) days after the Date of Termination (except with respect to vested Stock Options, in which case the provisions of the 2003 Stock Plan shall apply); and


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

                          (ii) the Executive shall be entitled to receive all
benefits earned by him as of the Date of Termination under all qualified and nonqualified retirement, pension, profit sharing and similar plans of the Corporation in such manner and at such time as are provided under the terms of such plans and arrangements; and

                          (iii) the Corporation shall cooperate so as to enable
the Executive at his cost to obtain the continuation of benefits pursuant to COBRA at Executive's cost for the shorter of (a) two (2) years or (b) the maximum legal period for which COBRA may be extended; and

                          (iv) except as otherwise provided by law or in this
Agreement, all other obligations of the Corporation hereunder shall cease forthwith.

                  (b) Death or Disability.

                          (i) In the event this Agreement terminates pursuant to
Paragraph 6(a) by reason of the death or mental disability of the Executive, the Corporation shall pay all Earned Obligations through the Date of Termination to the Executive, or to his heirs or estate in the event of the Executive's death, in a lump sum in cash within ninety (90) days after the Date of Termination (except as to vested Stock Options, in which case the provisions of the 2003 Stock Plan shall apply); and

                          (ii) In the event this Agreement  terminates  pursuant
to Paragraph 6(a) by reason of the mental disability of the Executive, the Corporation shall continue to pay to the Executive, for a period of twelve (12) months from the Date of Termination, reduced dollar-for-dollar by the amount of any disability benefits paid to the Executive in accordance with any disability policy or program of the Corporation or procured by the Corporation, (A) the Base Salary in effect on the Date of Termination as determined under Paragraph 3; and (B) all other benefits to which Executive would have been entitled as if he had continued to be employed by the Corporation for such 12 month period, provided that with respect to Executive's bonus as provided in Paragraph 4, the Corporation shall only be required to pay any amount earned to the date of disability; and

                          (iii)  In  the  event  this  Agreement  is  terminated
pursuant to Paragraph 6(a) by reason of the death or mental disability of the Executive, the Executive, or his beneficiary, heirs or estate in the event of the Executive's death, shall be entitled to receive all benefits earned by him as of the Date of Termination under all qualified and nonqualified retirement, pension, the 2003 Stock Plan, profit sharing and similar plans of the Corporation in such manner and at such time as are provided under the terms of such plans and arrangements; and


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

                          (iv)  In  the  event  this   Agreement  is  terminated
pursuant to Paragraph 6(a) by reason of the death or mental disability of the Executive, except as otherwise provided by law or in this Agreement, all other obligations of the Corporation hereunder shall cease forthwith, except that Executive shall be entitled to continue to receive long term disability benefits generally provided to executives of the Corporation under the Corporation's benefits programs for its executives in accordance with the terms of such programs.

                  (c) Termination Without Cause or With Good Reason. In the event this Agreement is terminated by the Corporation without cause or by the Executive for Good Reason, the Executive shall be entitled to continue to receive from the Corporation, as liquidated damages, the following:

                          (i) As severance compensation,  the lesser of one year
of the Base Salary in effect on the Date of Termination or the amount of Base Salary he would have received as if his employment had continued hereunder, through the end of the Term;

                          (ii) Any unpaid reimbursable expenses and vacation pay
outstanding as of the Date of Termination;

                          (iii) The amount of any bonus, incentive compensation,
deferred compensation, and other cash compensation which would have been paid to Executive if his employment had continued hereunder, through the end of the Term;

                          (iv)  Participation  on the same basis in all benefits
Executive received under Paragraph 5(a) in which he was participating on the Date of Termination until the end of the period that he receives the severance compensation payments under Paragraph 7(c)(i);

                          (v)  During  the  period  that he  receives  severance
compensation, all rights granted to him under the 2003 Stock Plan and pursuant to the Stock Option Agreement entered into between the Corporation and the Executive.

         8. NON-COMPETITION. The Executive agrees that during the term of his employment hereunder and for two years thereafter, he will not, directly or indirectly (i) own, manage, operate, control or participate in any manner in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, principal, consultant, agent or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any business, venture or activity which is engaged in the business of the

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

Corporation or any of its subsidiaries at the time of the Termination of his employment; or (ii) recruit or otherwise seek to induce any employees of the Corporation or any of its subsidiaries to terminate their employment or violate any agreement with or duty to the Corporation or any of its subsidiaries provided the Corporation is not in breach of its obligations to Executive under this Agreement. Executive also agrees that in the event of a sale of the business he will agree not to compete with the business of the Corporation at the time of the sale, for a period of two years after the closing of such sale, provided during such period he is paid his Base Salary. In the event any provision in this Section 8 is deemed unenforceable, it shall be equitably adjusted rather than eliminated to the extent attainable. Furthermore, ownership of stock not to exceed 2% of the voting stock of any publicly held corporation is not deemed in competition with the Corporation.

         9. THIS PARAGRAPH INTENTIONALLY LEFT BLANK

         10. CONFIDENTIALITY/INVENTION ASSIGNMENT AGREEMENT.

                  (a)  Confidentiality.  For  the  term of  this  Agreement  and thereafter,  Executive  will  hold  for  the  benefit  of the  Corporation,  its affiliates,  subsidiaries,  related  entities,  and  designees,  and  shall  not disclose to any person or entity other than the Corporation or persons or entities designated in writing by the Corporation any "Confidential Information" of the Corporation, its subsidiaries, related entities and designees. The term "Confidential Information" shall mean and refer to any proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, procedures, plans, strategies, customer and partner lists and partners and customers (including, but not limited to, customers and partners of the Corporation or its subsidiaries on whom Executive called or with whom Executive became acquainted), market information, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing and other business methods, finances or other business information disclosed to Executive by the Corporation or any of its subsidiaries either directly or indirectly in writing, orally or by drawings or observation of parts or equipment.

                  (b) Exclusions. The Executive's obligations regarding the Confidential Information shall not apply to:

                          (i) Confidential  Information  which was already known
to Executive prior to Executive's employment by the Corporation;


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

                          (ii)  Confidential  Information  which  was  generally
available to the public prior to receipt by Executive during the course of his employment, or which later becomes available to the public through no fault of Executive; or

                          (iii)  Confidential  Information which is disclosed to
Executive by a third party who has the right to make such disclosure.

                  (c)  Termination  of  Employment.  Immediately  upon notice of termination of employment, Executive shall give to the Corporation the originals and all copies of all documents, correspondence, memoranda, records, notes, manuals, materials, customer and prospective customer lists and information, including without limitation computer data, and other things relating, either directly or indirectly to the Corporation's and its subsidiaries' business, including, but not limited to, Confidential Information in Executive's possession, custody or control.

                  (d) Invention Assignment Agreement. Executive agrees to execute reasonable confidentiality and assignment of invention agreements as requested by the Corporation, including the standard form of the Corporation's confidentiality and invention assignment agreement to be signed by all employees of the Corporation.

         11. STANDOFF AGREEMENT. Executive and each transferee of the shares of the Corporation's Common Stock held by Executive agrees not to sell, make any short sale of, loan, grant any options for the purchase of, or otherwise dispose of any securities of the Corporation held by Executive without the prior written consent of the Company or the principal underwriter managing any underwritten public offering of the Company's securities, for such period from the effective date of the offering as the managing underwriters shall request (but not to exceed the longest period provided in any agreements with other executives but not earlier than one hundred eighty (180 days), and further agrees to execute any agreement reflecting the above provisions as may be requested by the underwriters at the time of any such public offering.

         12. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the successors and assigns of the Corporation. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation, or otherwise) to all or a significant portion of its assets, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform this Agreement if no such succession had taken place.
Regardless of whether such agreement is executed, this Agreement shall be binding upon any successor of the Corporation in accordance with the operation of law and such successor shall be deemed the "Corporation", for purposes of this Agreement.


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

         13. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (a)      if  to  the  Board  or  the  Corporation  to:

                           HEALTH SCIENCES GROUP, INC.
                           6080 Center Drive, 6th Floor
                           Los Angeles, CA 90045
                           Attn: Fred Tannous

                  (b)      if to the  Executive,  to:

                           JACOB  ENGEL
                           10 Gel Court
                           Monsey, NY 10952

         Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.

         14. NO ASSIGNMENT. Except as otherwise expressly provided herein, this Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

         15. EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties hereto in two or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

         16. JURISDICTION AND GOVERNING LAW. Jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the state of New Jersey, and this Agreement shall be construed and interpreted in accordance with and governed by the laws of the state of New Jersey.

         17. SEVERABILITY. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.


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

         18. PRIOR UNDERSTANDINGS AND AMENDMENTS. This Agreement embodies the entire understanding of the parties hereof, and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto. The headings in this Agreement are for convenience and reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                         EXECUTIVE:

                                         --------------------------------------
                                                           JACOB ENGEL


                                         CORPORATION:

                                         HEALTH SCIENCES GROUP, INC.


                                         By:
                                            -----------------------------------

                                         Its:
                                             ----------------------------------




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